Exhibit 32.1

CERTIFICATION

The undersigned, Jie Han, the Chief Executive Officer of China XD Plastics Company Limited (the “Company”) hereby certifies that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2020
	By:	/s/ Jie Han
Jie Han
Chief ExecutiveOfficer (Principal Executive Officer)